POWER OF ATTORNEY


The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934
(the 1934 Act) and/or Section 30(h) of the Investment
Company Act of 1940 (the 1940 Act) with respect to
Global High Income Dollar Fund Inc. (GHI), Insured
Municipal Income Fund Inc. (PIF),  Investment Grade
Municipal Income Fund Inc. (PPM), Managed High Yield Plus
Fund Inc. (HYF) and Strategic Global Income Fund, Inc. (SGL)
( each a Fund), does hereby authorize, designate and appoint
Mark Kemper, Joseph Allessie, Eric Sanders and Keith A. Weller, and each of them, as his or her attorney-in-fact to execute and file statements on Form 3, Form 4, Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the 1934 Act and the 1940 Act and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements (including, if necessary, executing and filing applications to obtain EDGAR codes in order to make required electronic filings), hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the sections cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney as of the 3rd day of February, 2006.





					/s/ Heather R. Higgins
					Heather R. Higgins



Expiration date:  February, 2009